UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2018 (February 24, 2018)

HRG Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4219	74-1339132
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 Park Avenue, 29th Floor, New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

(212) 906-8555
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 24, 2018, HRG Group, Inc., a Delaware corporation (“HRG”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Spectrum Brands Holdings, Inc., a Delaware corporation (“Spectrum”), HRG SPV Sub I, Inc., a Delaware corporation and direct wholly owned subsidiary of HRG (“Merger Sub 1”), and HRG SPV Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of HRG (“Merger Sub 2”, and together with Merger Sub 1, “Merger Sub”).

With the execution of the Merger Agreement, HRG completes its previously announced strategic review process, and will continue to focus on the simplification of its structure and elimination of overhead costs between signing and closing of the transaction contemplated by the Merger Agreement.

Transaction Structure

The Merger Agreement provides that, subject to the terms and conditions thereof, Merger Sub 1 will merge with and into Spectrum (the “First Merger”, and if the Second Merger Opt-Out Condition has occurred, the “Merger”), with Spectrum continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of HRG. Following the effective time of the First Merger (the “Effective Time”) but only if Spectrum or HRG (or both) does not receive and provide to the other, on the closing date but prior to the Effective Time, a tax opinion to the effect that, assuming the Second Merger does not occur, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code (the “Second Merger Opt-Out Condition”), the Surviving Corporation will merge with and into Merger Sub 2 (the “Second Merger”, and if the Second Merger Op-Out Condition has not occurred, the “Merger”), with Merger Sub 2 surviving as a wholly owned subsidiary of HRG.

Immediately prior to the Effective Time, the certificate of incorporation of HRG will be amended and restated (the “Amended HRG Charter”, a form of which is attached as an exhibit to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1), pursuant to which, among other things, the corporate name of HRG will change to “Spectrum Brands Holdings, Inc.”, and each issued and outstanding share of common stock, par value $0.01 per share, of HRG (“HRG Common Stock”) will, by means of a reverse stock split (the “Reverse Split”), be combined into a fraction of a share of HRG Common Stock equal to (i) (a) the number of shares of common stock, par value $0.01 per share, of Spectrum (“Spectrum Common Stock”) held by HRG and its subsidiaries as of immediately prior to the Effective Time, minus (b) (1) the sum of (x) HRG’s net indebtedness as of closing and certain transaction expenses of HRG that are unpaid as of closing, minus (y) $200,000,000, divided by (2) the volume-weighted average price of a share of Spectrum Common Stock for the 20-day trading period starting with the 21st trading day prior to the closing date, divided by (ii) as of immediately prior to the Reverse Split, the sum of (without duplication) (a) the aggregate number of issued and outstanding shares of HRG Common Stock, (b) (1) the aggregate number of shares of HRG Common Stock subject to then-unexercised HRG stock options and warrants, minus (2) the number of shares of HRG Common Stock having a then-aggregate value equal to the aggregate exercise price of such unexercised HRG stock options and warrants, and (c) the number of shares of HRG Common Stock subject to HRG restricted stock awards, vested in full in accordance with terms of the Merger Agreement (the “HRG Share Consolidation Ratio”). Assuming (i) the 20 trading day volume-weighted average price and shares outstanding of Spectrum Common Stock were to be determined as of February 23, 2018 rather than at closing and (ii) $324.3 million of HRG net debt (inclusive of transaction expenses and change of control payments) at closing, each HRG stockholder is expected to receive approximately 0.1637 of a share of the post-merger combined company stock for each share of pre-merger HRG Common Stock that such stockholder owns. Pro forma for the Reverse Split, the Merger and the adjustments described above, Leucadia National Corporation (“Leucadia”) is expected to hold approximately 13% of the combined company and another 45% of the combined company is expected to be widely held by HRG’s legacy stockholders. Such ownership percentages assume approximately $324 million of HRG’s net debt at closing and are based on the number of shares outstanding and market prices as of February 22, 2018 (but are subject to adjustment for HRG's actual amount of net debt, transaction costs and outstanding shares at closing).

The Amended HRG Charter generally would retain restrictions, present in HRG’s existing certificate of incorporation, on transfer to or by stockholders of HRG who own or would own (or are or would be treated for this purpose as owning) 4.9% or more of the outstanding shares of HRG Common Stock before or after such transfer. However, the Amended HRG Charter would except from those restrictions certain transfers by (i) Leucadia and its affiliates and stockholders and (ii) CF Turul LLC (“Fortress”) and its affiliates and ultimate owners.

At the Effective Time, by virtue of the Merger each share of Spectrum Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in the treasury of Spectrum or owned or held, directly or indirectly, by HRG or any wholly owned subsidiary of HRG or Spectrum, which shall be cancelled and no consideration will be paid with respect thereto) will be converted into the right to receive one share of newly issued HRG Common Stock (the issuance of HRG Common Stock in the Merger, the “Share Issuance”). No HRG Common Stock will be issued in the Merger in violation of the Amended HRG Charter, including if as a result of such issuance a person would become a holder of more than 4.9% of “Corporation Securities” (as defined in the Amended HRG Charter). Any shares of HRG Common Stock that would be issuable to a Spectrum stockholder but for the operation of the Merger Agreement and the provisions of Article XIII of the Amended HRG Charter shall instead be treated as “Excess Securities” (as defined in the Amended HRG Charter) and be delivered to one or more 501(c)(3) charitable organizations or escheated to the state of residence, incorporation or formation (as applicable) of the relevant Spectrum stockholder.

At the Effective Time, pursuant to the Merger Agreement, each award of restricted stock, restricted stock units or performance stock units granted under an equity plan of Spectrum, whether vested or unvested (collectively, the “Spectrum Equity Awards”), that is outstanding immediately prior to the Effective Time, will be assumed by HRG and will be automatically converted, by virtue of the Merger, into a corresponding equity-based award in HRG (each a “New HRG Equity Award”) with the right to hold or acquire shares of HRG Common Stock equal to the number of shares of Spectrum Common Stock previously underlying such Spectrum Equity Award. Each New HRG Equity Award generally will be subject to the same terms and conditions as the corresponding Spectrum Equity Award. At the Effective Time, pursuant to the Merger Agreement, HRG will assume all rights and obligations in respect of each equity-based plan of Spectrum.

At the Effective Time of the Merger, (i) the board of directors of HRG will consist of Kenneth C. Ambrecht, Norman S. Matthews, David M. Maura, Terry L. Polistina, Hugh R. Rovit, Andreas Rouvé, Joseph S. Steinberg and an individual (who must satisfy NYSE and certain other independence requirements) to be designated by Leucadia, each to be a member of the class of the board of directors of HRG as set forth in the Amended HRG Charter, (ii) the officers of Spectrum will become the officers of HRG, and (iii) the NYSE ticker symbol for HRG Common Stock will be “SPB”.

Governance and Other Matters

Prior to the closing of the Merger, HRG shall take all action necessary (including obtaining all necessary director resignations) so that, as of the Effective Time, (i) the board of directors of HRG will consist of Kenneth C. Ambrecht, Norman S. Matthews, David M. Maura, Terry L. Polistina, Hugh R. Rovit, Andreas Rouvé, Joseph S. Steinberg and an individual (who must satisfy NYSE and certain other independence requirements) to be designated by Leucadia, each to be a member of the class of the board of directors of HRG as set forth in the Amended HRG Charter and (ii) the officers of Spectrum will become the officers of HRG. From and after the Effective Time, the NYSE ticker symbol for HRG Common Stock will be “SPB”.

Conditions to the Merger

The consummation of the Merger, the filing of the Amended HRG Charter and the Share Issuance are subject to the satisfaction or waiver of certain closing conditions, including, (i) the approval of Spectrum stockholders (including the approval of the holders of a majority of the Spectrum Common Stock not held by HRG, its affiliates and the executive officers of Spectrum, and the approval required under Section 12 of Spectrum’s certificate of incorporation in connection with a “Going-Private Transaction” (as defined therein)), (ii) the approval of HRG’s stockholders, (iii) the effectiveness of a registration statement on Form S-4 registering the HRG Common Stock to be issued in the Merger, (iv) the approval of the shares of HRG Common Stock to be issued in the Merger for listing on the NYSE, (v) the absence of any temporary restraining order, injunction or other judgment, order or decree issued by any governmental entity or other legal restraint or prohibition preventing the consummation of the Merger, (vi) the receipt of certain tax opinions by HRG and/or Spectrum that the Merger will qualify as a reorganization under the Internal Revenue Code, (vii) the accuracy of certain representations and warranties of HRG, Merger Sub and Spectrum contained in the Merger Agreement and the compliance by the parties with the covenants contained in the Merger Agreement (subject to customary materiality qualifiers), and (viii) other conditions specified in the Merger Agreement.

Other Terms of the Merger Agreement

HRG and Spectrum each made certain representations, warranties and covenants in the Merger Agreement, including the pre-closing obligation of HRG to conduct its businesses in the ordinary course (consistent with the simplification and ongoing wind-down of its businesses) and the pre-closing obligation of each party to refrain from taking certain specified actions without the consent of the other party.

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, each of HRG and Spectrum will be subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to certain exceptions. Subject to certain conditions, either party’s board of directors is permitted to change its recommendation to its stockholders in response to a “Superior Proposal” (as defined in the Merger Agreement) or an “Intervening Event” (as defined in the Merger Agreement) if it determines that the failure to so change its recommendation would be reasonably likely to be inconsistent with its fiduciary duties to its stockholders

The Merger Agreement also provides for certain termination rights for both HRG and Spectrum, including the right of either party to terminate the Merger Agreement if the board of directors of the other party effects a change of recommendation. No termination fee is payable upon termination of the Merger Agreement, including a termination in connection with a change of recommendation by either of the board of directors of HRG or Spectrum. In addition to the foregoing termination rights, either party may terminate the Merger Agreement if the Merger is not consummated on or before October 8, 2018, subject to certain exceptions.

At or prior to the closing of the Merger, HRG, Fortress and Leucadia will execute a registration rights agreement substantially in the form attached as Exhibit E to the Merger Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the combined company will agree to file within 30 days following the closing of the Merger a shelf registration statement and keep such shelf registration statement effective so long as Fortress and Leucadia (and their permitted assigns) own Registrable Securities (as defined in the Registration Rights Agreement). In addition, Fortress and Leucadia (and their permitted assigns) will be able to cause the combined company to undertake two underwritten take downs of the shelf registration statement. The Registration Rights Agreement will also grant certain customary piggyback rights for Fortress and Leucadia (and their permitted assigns). The Registration Rights Agreement will allow Fortress and Leucadia (and their affiliates) to transfer their registration rights to, among others, certain permitted transferees, including to affiliates of Fortress and Leucadia, respectively, and to persons advised by Fortress or Leucadia, respectively (so long as the decision-making control with respect to such interests remains after such transfer with Fortress or Leucadia, respectively), and in certain circumstances, to the direct or indirect members, shareholders, general or limited partners, or other equityholders of Fortress and Leucadia.

Voting Agreements

Concurrently with the execution and delivery of the Merger Agreement, HRG, which beneficially owns approximately 59% of the outstanding Spectrum Common Stock, entered into a voting agreement with Spectrum (the “HRG Voting Agreement”). The HRG Voting Agreement requires that HRG vote its shares of Spectrum Common Stock to approve and adopt the Merger Agreement and the transactions contemplated thereby and take certain other actions, including voting against any alternative acquisition proposal or other proposal which would frustrate the purposes, or prevent, delay or otherwise adversely affect the consummation of the transactions contemplated by the Merger Agreement. The HRG Voting Agreement and the obligations thereunder terminate upon the termination of the Merger Agreement in accordance with its terms.

Concurrently with the execution and delivery of the Merger Agreement, Fortress, which beneficially owns approximately 16% of the outstanding HRG Common Stock and the one outstanding share of Series A Participating Convertible Preferred Stock of HRG, par value $0.01 (the “HRG Series A Preferred Stock”), entered into a voting agreement with HRG (the “Fortress Voting Agreement”). The Fortress Voting Agreement requires that Fortress vote or exercise its right to consent with respect to its share of HRG Series A Preferred Stock and all HRG Common Stock to approve the Amended HRG Charter and the Share Issuance and take certain other actions, including voting against an alternative acquisition proposal or other proposal which would frustrate the purposes, or prevent, delay or otherwise adversely affect the consummation of the transactions contemplated by the Merger Agreement. The Fortress Voting Agreement and the obligations thereunder (other than certain provisions unrelated to the voting of shares of HRG Common Stock owned by Fortress that survive until a later specified expiration) terminate upon (i) the termination of the Merger Agreement in accordance with its terms, (ii) the date of any Adverse Recommendation Change (as defined in the Merger Agreement) and (iii) certain specified amendments to the Merger Agreement that may be adverse to Fortress. The Fortress Voting Agreement furthermore includes Fortress’s covenant to transfer to HRG, effective immediately prior to but conditioned upon the filing of the Amended HRG Charter and to the Reverse Split, and for no additional consideration, its share of HRG Series A Preferred Stock, which in turn will terminate all rights corresponding to such share of HRG Series A Preferred Stock in HRG’s organizational documents. Spectrum is an express third party beneficiary of the Fortress Voting Agreement and no provision of the Fortress Voting Agreement may be amended or waived without the prior written consent of Spectrum.

Concurrently with the execution and delivery of the Merger Agreement, Leucadia, which beneficially owns approximately 23% of the outstanding HRG Common Stock, entered into a voting agreement with HRG (the “Leucadia Voting Agreement”). The Leucadia Voting Agreement requires that Leucadia vote its shares of HRG Common Stock to approve the Amended HRG Charter and the Share Issuance and take certain other actions, including voting against an alternative acquisition proposal or other proposal which would frustrate the purposes, or prevent, delay or otherwise adversely affect the consummation of the transactions contemplated by the Merger Agreement. The Leucadia Voting Agreement and the obligations thereunder terminate upon (i) the termination of the Merger Agreement in accordance with its terms, (ii) the date of any Adverse Recommendation Change (as defined in the Merger Agreement) and (iii) certain specified amendments to the Merger Agreement that may be adverse to Leucadia. The Leucadia Voting Agreement and the obligations thereunder terminate upon the termination of the Merger Agreement in accordance with its terms. Spectrum is an express third party beneficiary of the Leucadia Voting Agreement and no provision of the Leucadia Voting Agreement may be amended or waived without the prior written consent of Spectrum.

Shareholder Agreement

Concurrently with the execution and delivery of the Merger Agreement, HRG entered into a shareholder agreement with Leucadia (the “Leucadia Shareholder Agreement”), which will become effective as of the closing of the Merger.

Under the Leucadia Shareholder Agreement, Leucadia has the right to designate one nominee to the board of directors of HRG, until the earliest of (i) such time as Leucadia and its subsidiaries in the aggregate own less than 10% of the number of shares of HRG Common Stock (calculated on a fully diluted basis) issued and outstanding immediately after the Effective Time, (ii) such time as Leucadia and its subsidiaries in the aggregate own less than 5% of the number of shares of HRG Common Stock (calculated on a fully diluted basis) then issued and outstanding, and (iii) the later of (A) the 60 month anniversary of the Effective Time and (B) such time as Leucadia and its Subsidiaries in the aggregate own less than 10% of the number of shares of HRG Common Stock (calculated on a fully diluted basis) then issued and outstanding. If at any time following the Effective Time (i) Leucadia and its Subsidiaries in the aggregate own less than 5% of the number of shares of Common Stock (calculated on a fully diluted basis) issued and outstanding immediately after the Effective Time, (ii) Leucadia and its subsidiaries in the aggregate own less than 5% of the number of shares of HRG Common Stock (calculated on a fully diluted basis) then issued and outstanding, or (iii) the 60 month anniversary of the Effective Time has passed and Leucadia and its Subsidiaries in the aggregate at such time own less than 10% of the number of shares of HRG Common Stock (calculated on a fully diluted basis) then issued and outstanding, then the director designated by Leucadia is required to promptly resign from the board of directors of HRG.

Under the Leucadia Shareholder Agreement, Leucadia is subject to certain standstill provisions following the Effective Time providing that it and its subsidiaries will not, among other things, (i) acquire equity securities of HRG, if after giving effect to such acquisitions the aggregate HRG Common Stock beneficially owned by Leucadia and its subsidiaries exceeds 15% of the number of shares of HRG Common Stock (calculated on a fully diluted basis) issued and outstanding, (ii) make, or in any way participate in, any solicitation of proxies to vote any voting securities of HRG, (iii) commence a tender offer or exchange offer for voting securities of HRG without the prior written consent of the board of HRG, (iv) form or join a group for the purpose of voting, acquiring or disposing of any voting securities of HRG, (v) submit to the board of HRG a written proposal for an acquisition of HRG or make any public announcement related thereto, or (vi) call a meeting of the stockholders of HRG. The standstill provisions are subject to certain exceptions as set forth in the Leucadia Shareholder Agreement. The standstill provisions cease at such time as both (i) Leucadia and its subsidiaries no longer in the aggregate own at least 10% of the number of shares of HRG Common Stock (calculated on a fully diluted basis) issued and outstanding immediately after the Effective Time and (ii) a nominee of Leucadia is no longer serving on the board of directors of HRG.

Rights Agreement

The information included in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

The foregoing descriptions of the Merger, the Merger Agreement, the HRG Voting Agreement, the Leucadia Voting Agreement, the Fortress Voting Agreement, the Leucadia Shareholder Agreement, the Registration Rights Agreement and the Rights Agreement (together, the “Transaction Agreements”) do not purport to be complete and are subject to, and qualified in its entirety by, (i) the full text of the Merger Agreement (including the exhibits thereto, including the Amended HRG Charter and the Registration Rights Agreement), a copy of which is filed herewith as Exhibit 2.1 and is incorporated into this report by reference in its entirety, (ii) the full text of the HRG Voting Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated into this report by reference in its entirety, (iii) the full text of the Fortress Voting Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated into this report by reference in its entirety, (iv) the full text of the Leucadia Voting Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated into this report by reference in its entirety, (v) the full text of the Leucadia Shareholder Agreement, a copy of which is filed herewith as Exhibit 10.4 and is incorporated into this report by reference in its entirety and (vi) the full text of the Rights Agreement, a copy of which is filed herewith as Exhibit 4.1 and is incorporated into this report by reference in its entirety. The Transaction Agreements have been attached to provide investors with information regarding its terms. They are not intended to provide any other factual information about the parties thereto or to modify or supplement any factual disclosures about HRG in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Transaction Agreements include representations, warranties and covenants of the parties thereto made solely for the purposes of such Transaction Agreements and which may be subject to important qualifications and limitations agreed to by the parties thereto in connection with the negotiated terms of the applicable Transaction Agreements. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to HRG’s SEC filings or may have been used for purposes of allocating risk among HRG and Spectrum, Fortress or Leucadia, rather than establishing matters as facts. Accordingly, the representations and warranties in the Transaction Agreements should not be relied on as characterizations of the actual state of facts about HRG, Spectrum, Fortress or Leucadia.

Item 3.03. Material Modifications to Rights of Security Holders.

Rights Agreement

On February 24, 2018, the Board of Directors of HRG declared a dividend of one preferred share purchase right (a “Right”), payable on March 8, 2018, for each outstanding share of HRG Common Stock outstanding on March 8, 2018 (the “Record Date”) to the stockholders of record on that date. Each Right entitles the registered holder to purchase from HRG one one-thousandth of a share of Series B Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of HRG, at a price of $71.55 per one one-thousandth of a Preferred Share represented by a Right (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of February 24, 2018, between HRG and American Stock Transfer & Trust Company, LLC, a limited liability trust company, as Rights Agent. Capitalized terms used but not defined in this summary of the Rights Agreement have the meanings ascribed to such terms in the Rights Agreement.

The Rights Agreement is intended to, among other things, discourage an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, and thereby preserve the current ability of HRG to utilize certain net operating loss carryovers and other tax benefits of HRG and its subsidiaries.

The Rights

Initially, the Rights will be attached to shares of HRG Common Stock and no separate certificates evidencing the Rights will be issued. Until the Distribution Date (as defined below), which may or may not occur, the Rights will be transferred with and only with the shares of HRG Common Stock. As long as the Rights are attached to the shares of HRG Common Stock, HRG will issue one Right with each new share of HRG Common Stock so that all such shares will have Rights attached.

Until the earlier to occur of (i) 10 days following a public announcement that a Person or group of Affiliated or Associated Persons (other than an Exempt Person) has acquired Beneficial Ownership of 4.9% or more of the outstanding HRG Common Stock (an “Acquiring Person”) (or, in the event an exchange is effected in accordance with Section 24 of the Rights Agreement and the Board of Directors determines that a later date is advisable, then such later date) or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer the consummation of which would result in the Beneficial Ownership by a Person or group of 4.9% or more of the outstanding HRG Common Stock (the earlier of such dates, the “Distribution Date”; provided however, notwithstanding anything in the Rights Agreement to the contrary, a Distribution Date shall not occur as a result of the Merger Agreement and the transactions contemplated thereby), the Rights will be evidenced, with respect to any of the HRG Common Stock certificates outstanding as of the Record Date, by such HRG Common Stock certificate with a copy of the Summary of Rights to Purchase Preferred Shares substantially in the form attached as Exhibit C to the Rights Agreement (unless such Rights are recorded in book entry).

A Person shall not be deemed to be an Acquiring Person if such Person is (i) HRG, (ii) any Subsidiary of HRG, (iii) Fortress, Leucadia, or any of their respective Subsidiaries, (iv) any employee benefit plan of HRG or of any Subsidiary of HRG, (v) any entity holding HRG Common Stock for or pursuant to the terms of any such employee benefit plan or (vi) any Person who or which, at the time of the first public announcement of the Rights Agreement, is a Beneficial Owner of 4.9% or more of the HRG Common Stock then outstanding (a “Grandfathered Stockholder”); provided, however, that if a Grandfathered Stockholder becomes, after the date of the Rights Agreement, the Beneficial Owner of any additional shares of HRG Common Stock then such Grandfathered Stockholder shall no longer be deemed to be a Grandfathered Stockholder unless, upon such acquisition of Beneficial Ownership of additional shares of HRG Common Stock, such Person is not the Beneficial Owner of 4.9% or more of the HRG Common Stock then outstanding; provided, further, that upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below 4.9%, such Grandfathered Stockholder shall no longer be deemed to be a Grandfathered Stockholder. For the avoidance of doubt, in the event that after the time of the first public announcement of the Rights Agreement, any agreement, arrangement or understanding pursuant to which any Grandfathered Stockholder is deemed to be the Beneficial Owner of HRG Common Stock expires, terminates or no longer confers any benefit to or imposes any obligation on the Grandfathered Stockholder, any direct or indirect replacement, extension or substitution of such agreement, arrangement or understanding with respect to the same or different shares of HRG Common Stock that confers Beneficial Ownership of HRG Common Stock shall be considered the acquisition of Beneficial Ownership of additional shares of HRG Common Stock by the Grandfathered Stockholder and render such Grandfathered Stockholder an Acquiring Person for purposes of the Rights Agreement unless, upon such acquisition of Beneficial Ownership of additional shares of HRG Common Stock, such Person is not the Beneficial Owner of 4.9% or more of the HRG Common Stock then outstanding.

In general, “Beneficial Ownership” shall include any securities such Person or any of such Person’s Affiliates or Associates (a) would be deemed to actually or constructively own for purposes of Section 382 of the Code or the Treasury Regulations promulgated thereunder, including any coordinated acquisition of securities by any Persons who have a formal or informal understanding with respect to such acquisition (to the extent ownership of such securities would be attributed to such Persons under Section 382 of the Code and the Treasury Regulations promulgated thereunder), (b) beneficially owns, directly or indirectly, within the meaning of Rules 13d-3 or 13d-5 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (c) has the right to acquire or vote pursuant to any agreement, arrangement or understanding (except under limited circumstances), (d) which are directly or indirectly beneficially owned by any other Person with which such Person has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting such securities, or obtaining, changing or influencing control of HRG or (e) in respect of which such Person has a Derivative Position.

The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the shares of HRG Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new HRG Common Stock certificates issued after the Record Date or upon transfer or new issuance of HRG Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for HRG Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the HRG Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the HRG Common Stock as of the Close of Business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights (unless such Rights are recorded in book entry).

The Rights are not exercisable until the Distribution Date. The Rights will expire on the earlier of (i) the Close of Business on the one-year anniversary date of the date of the Rights Agreement and (ii) the Close of Business on the date which is 60 days following the termination of the Merger Agreement in accordance with its terms (the “Final Expiration Date”).

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares; (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares; or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of Preferred Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the HRG Common Stock or a stock dividend on the HRG Common Stock payable in shares of HRG Common Stock or subdivisions, consolidations or combinations of the HRG Common Stock occurring, in any such case, prior to the Distribution Date.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a quarterly dividend payment of 1,000 multiplied by the dividend declared per share of HRG Common Stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a payment per share equal to 1,000 multiplied by the aggregate payment made per share of HRG Common Stock. Each Preferred Share will have 1,000 votes, voting together with the HRG Common Stock. In the event of any merger, consolidation or other transaction in which HRG Common Stock are exchanged, each Preferred Share will be entitled to receive 1,000 multiplied by the amount received per share of HRG Common Stock.

Because of the nature of the dividend, liquidation and voting rights of the Preferred Shares, the value of the one one-thousandth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one share of HRG Common Stock.

From and after the time any Person becomes an Acquiring Person, if the Rights evidenced by a Right Certificate are or were acquired or Beneficially Owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person, such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

Exempt Persons and Transactions

The Board of Directors may, in its sole and absolute discretion, determine that a Person is exempt from the Rights Agreement, consistent with the preservation of HRG’s tax benefits (an “Exempt Person”). Any Person will cease to be an Exempt Person if the Board makes a contrary determination with respect to such Person regardless of the reason therefor.

In addition, any acquisition, disposition or other transfer by Leucadia, Fortress or their respective subsidiaries is exempted from triggering the Rights Agreement, and the Board may, in its sole and absolute discretion, determine any other transaction is exempt from triggering the Rights Agreement, including, for the avoidance of doubt, the transactions contemplated by Merger Agreement.

Flip-in Event

If any Person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights Beneficially Owned by the Acquiring Person and its Affiliates and Associates (all of which will thereafter be void), will thereafter have the right to receive upon exercise such number of shares of HRG Common Stock as shall equal the result obtained by dividing the then current Purchase Price by 50% of the then Current Per Share Market Price of HRG Common Stock. If the Board of Directors so elects, HRG shall deliver upon payment of the Purchase Price of a Right an amount of cash or securities equivalent in value to the HRG Common Stock issuable upon exercise of a Right.

Flip-over Event

If, at any time after a Person becomes an Acquiring Person, HRG is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or Earning Power (as defined in the Rights Agreement) are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company equal to the result obtained by dividing the then current Purchase Price by 50% of the then Current Per Share Market Price of the HRG Common Stock of the Acquiring Person.

Exchange

At any time after any Person becomes an Acquiring Person and prior to the acquisition by any Person or group of a majority of the outstanding HRG Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such Person or group which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment). The shares and other securities transferred as part of the exchange may be transferred to a trust created upon such terms as the Board of Directors of HRG may determine.

Purchase Price Adjustments

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of HRG, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

Redemption

At any time prior to the time any Person becomes an Acquiring Person, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.00001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment

The terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights. However, from and after such time as any Person becomes an Acquiring Person, the Rights Agreement shall not be amended or supplemented in any manner that would adversely affect the interests of the holders of the Rights (other than an Acquiring Person and its Affiliates and Associates).

Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of HRG, including the right to vote or to receive dividends.

This summary description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text Rights Agreement, which is hereby incorporated herein by reference. A copy of the Rights Agreement has been filed as Exhibit 4.1 to this Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Board of Directors approved the Certificate of Designation establishing the Series B Preferred Stock and the rights, preferences and privileges thereof. The Certificate of Designation was filed with the Secretary of State of the State of Delaware on February 26, 2018. The Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 26, 2018, HRG and Spectrum issued a joint press release announcing the Merger and each party’s entry into a rights agreement. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including the attached exhibits, shall not be deemed “filed” for purposes of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing by HRG with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached hereto:

Exhibit No.	Description of Exhibit
2.1	Merger Agreement, dated as of February 24, 2018, by and among Spectrum Brands Holdings, Inc., HRG Group, Inc., HRG SPV Sub I, Inc. and HRG SPV Sub II, LLC. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. HRG agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.)
3.1	Certificate of Designation of Series B Preferred Stock of HRG Group, Inc., as filed with the Secretary of State of Delaware on February 26, 2018.

4.1	Rights Agreement, dated as of February 24, 2018, between HRG Group, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Form of Certificate of Designation of Series B Preferred Stock of HRG Group, Inc. as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Terms of the Rights Agreement as Exhibit C.
10.1	Voting Agreement, dated as of February 24, 2018, by and between HRG Group, Inc. and Spectrum Brands Holdings, Inc.
10.2	Voting Agreement, dated as of February 24, 2018, by and between HRG Group, Inc. and CF Turul LLC.
10.3	Voting Agreement, dated as of February 24, 2018, by and between HRG Group, Inc. and Leucadia National Corporation.
10.4	Shareholder Agreement, dated as of February 24, 2018, by and between HRG Group, Inc. and Leucadia National Corporation.
99.1	HRG Group, Inc. and Spectrum Brands Holdings, Inc. Joint Press Release dated February 26, 2018.

Additional Information and Where You Can Find It

In connection with the proposed transaction, HRG and Spectrum will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of HRG and Spectrum and that also will constitute a prospectus for the shares of HRG Common Stock being issued to Spectrum’s stockholders in the proposed transaction. HRG and Spectrum also may file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which HRG and Spectrum may file with the SEC. INVESTORS AND SECURITY HOLDERS OF HRG AND SPECTRUM ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by HRG and Spectrum through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of HRG or Spectrum at the following:

HRG Group, Inc.

450 Park Avenue, 29th Floor

New York, NY 10022

Attention: Investor Relations

Spectrum Brands Holdings, Inc.

3001 Deming Way

Middleton, WI 53562

Attention: Investor Relations

This document is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This document is not a substitute for the prospectus or any other document that HRG may file with the SEC in connection with the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

HRG, Spectrum and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding HRG’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in HRG’s Form 10-K for the year ended September 30, 2017, as amended, which is on file with the SEC. Information regarding Spectrum’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Spectrum’s Form 10-K for the year ended September 30, 2017, which is filed with the SEC. A more complete description will be available in the registration statement on Form S-4 and the joint proxy statement/prospectus.

Forward-Looking Statements

Certain matters discussed in this document may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these statements by using words like “future,” “anticipate,” “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) the ability to consummate the announced transaction on the expected terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including the approval of Spectrum’s and HRG’s stockholders, including Spectrum’s stockholders other than HRG; (2) any delay or inability of the combined company to realize the expected benefits of the transaction; (3) changes in tax laws, regulations, rates, policies or interpretations; (4) the value of the combined company shares to be issued in the transaction; (5) the risk of unexpected significant transaction costs and/or unknown liabilities; (6) potential litigation relating to the proposed transaction; (7) the outcome of Spectrum’s previously announced transaction to sell the Global Battery and Lighting Business and exploration of strategic options for Spectrum’s Appliances business, including uncertainty regarding consummation of any such transaction or transactions and the terms of such transaction or transactions, if any, and, if consummated, Spectrum’s ability to realize the expected benefits of such transaction; (8) the impact of actions taken by significant stockholders; (9) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities; (10) the potential disruption to HRG’s or Spectrum’s business or diverted management attention, and the unanticipated loss of key members of senior management or other employees, in each case as a result of the announced transaction, the previously announced transaction to sell Spectrum’s Global Battery and Lighting Business, in connection with the strategic options for Spectrum’s Appliances business or otherwise; and (11) general economic and business conditions that affect the combined company following the transaction. Risks that could cause actual risks to differ from those anticipated as of the date hereof include those discussed herein, those set forth in the securities filings of HRG, including its most recently filed Annual Report on Form 10-K, and those set forth in the combined securities filings of Spectrum and SB/RH Holdings, LLC, including their most recently filed Annual Report on Form 10-K.

HRG also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. HRG undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Merger Agreement, dated as of February 24, 2018, by and among Spectrum Brands Holdings, Inc., HRG Group, Inc., HRG SPV Sub I, Inc. and HRG SPV Sub II, LLC. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. HRG agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.)
3.1	Certificate of Designation of Series B Preferred Stock of HRG Group, Inc., as filed with the Secretary of State of Delaware on February 26, 2018.
4.1	Rights Agreement, dated as of February 24, 2018, between HRG Group, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Form of Certificate of Designation of Series B Preferred Stock of HRG Group, Inc. as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Terms of the Rights Agreement as Exhibit C.
10.1	Voting Agreement, dated as of February 24, 2018, by and between HRG Group, Inc. and Spectrum Brands Holdings, Inc.
10.2	Voting Agreement, dated as of February 24, 2018, by and between HRG Group, Inc. and CF Turul LLC.
10.3	Voting Agreement, dated as of February 24, 2018, by and between HRG Group, Inc. and Leucadia National Corporation.
10.4	Shareholder Agreement, dated as of February 24, 2018, by and between HRG Group, Inc. and Leucadia National Corporation.
99.1	HRG Group, Inc. and Spectrum Brands Holdings, Inc. Joint Press Release dated February 26, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HRG GROUP, INC.

By:	/s/ Ehsan Zargar
	Name:	Ehsan Zargar
	Title:	Executive Vice President, General Counsel, Chief Operating Office and Corporate Secretary

February 26, 2018